EXHIBIT 24.1

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints MICHAEL J. DOLAN, STEPHANIE W. ABRAMSON and JACQUES TORTOROLI, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign the Report on Form 10-K for the year ended December 31, 1999, for Young & Rubicam Inc., S.E.C. File No. 001-14093, and any and all amendments and supplements thereto and all other instruments necessary or desirable in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Dated:  March 24, 2000


/s/ Judith Rodin                             /s/ F. Warren Hellman
------------------------------              -----------------------------
JUDITH RODIN                                F. WARREN HELLMAN

/s/ Thomas D. Bell, Jr.                      /s/ John F. McGillicuddy
------------------------------              -----------------------------
THOMAS D. BELL, JR.                         JOHN F. MCGILLICUDDY

/s/ Richard S. Bodman                        /s/ Alan D. Schwartz
------------------------------              -----------------------------
RICHARD S. BODMAN                           ALAN D. SCHWARTZ

/s/ Michael J. Dolan                         /s/ Edward H. Vick
------------------------------              -----------------------------
MICHAEL J. DOLAN                            EDWARD H. VICK

/s/ Sir Christopher Lewinton                 /s/ Michael H. Jordan
------------------------------              -----------------------------
SIR CHRISTOPHER LEWINTON                    MICHAEL H. JORDAN

                              CERTIFIED RESOLUTIONS


    I, Stephanie W. Abramson, Secretary of Young & Rubicam (the "Company"), hereby certify that the resolutions attached hereto were duly adopted on March 21, 2000 by the Board of Directors of the Company and that such resolutions have not been amended or revoked.

    WITNESS my hand on this 24th day of March, 2000.


/s/ STEPHANIE W. ABRAMSON
STEPHANIE W. ABRAMSON

                              YOUNG & RUBICAM INC.
                        MEETING OF THE BOARD OF DIRECTORS

         RESOLVED, that the form of Annual Report on Form 10-K for the year ended December 31, 1999, including all exhibits thereto (the "Form 10-K") in the form presented to this meeting, with such changes therein as the Chief Executive Officer, the Chief Financial Officer and the Senior Vice President, Controller, in consultation with the General Counsel, shall approve, be and is hereby approved subject only to execution of the signature page by a majority of the members of the Board of Directors; and further

         RESOLVED, that the officers and directors of the Company who may be required to execute the Form 10-K be, and each of them hereby is, authorized to execute a power of attorney in the form submitted to this meeting appointing Michael J. Dolan, Stephanie W. Abramson and Jacques Tortoroli, and each of them, severally, his true and lawful attorneys and agents to act in his name, place and stead, to execute said Form 10-K and any and all amendments and supplements thereto and all other instruments necessary or desirable in connection therewith; and further

         RESOLVED, that the signature of any officer of the Company required by law to affix his signature to such Form 10-K or to any amendment or supplement thereto and such additional documents as they may deem necessary or advisable in connection therewith, may be affixed by said officer personally or by any attorney-in-fact duly constituted in writing by said officer to sign his or her name thereto; and further

         RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to execute such amendments or supplements to the Form 10-K and such additional documents as they may deem necessary or advisable in connection with any such amendment or supplement; and further

         RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized to take any and all other action, including the execution of any and all documents, agreements and instruments, deemed by them necessary or desirable in order to carry out the purposes and intent of the foregoing resolutions; and further

         RESOLVED, that the authority granted hereunder by this Board shall be deemed retroactive and any and all acts relating to the subject matter of the foregoing resolutions performed prior to the passage of these resolutions are hereby ratified and approved; and further

         RESOLVED, that all actions heretofore taken consistent with the purposes and intent of the foregoing resolutions and each of them be and they are hereby ratified.